Exhibit 99.5

SPECTRAL IP, INC.

AUDIT COMMITTEE CHARTER

(Effective as of [_______, 2025])

I.	Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Spectral IP, Inc. (the “Company”) is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to (1) the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting, and audits of financial statements and systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (2) the qualifications, independence, and performance of the Company’s registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services, (3) reviewing any reports or other disclosure required by the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement and periodic reports within the scope of authority outlined herein, and (4) the performance of the Company’s internal audit function, if any.

The primary role of the Committee is to oversee the financial reporting and disclosure process. To fulfill this obligation, the Committee relies on management for the preparation and accuracy of the Company’s financial statements; management for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures, and applicable laws and regulations; and the Company’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls (to the extent applicable). The members of the Committee are not employees of the Company and are not responsible for conducting the audit or performing other accounting procedures.

II.	Membership

The Committee shall consist of three or more directors, subject to any available exception of The Nasdaq Stock Market LLC (“Nasdaq”). Each member of the Committee shall be independent in accordance with the rules of Nasdaq and the more stringent independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, subject in each case to any applicable exceptions. No member of the Committee shall have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication.

No member of the Committee may serve simultaneously on the audit committee of more than two other public companies without the prior approval of the Board. In addition, the chairperson of the Committee may not serve simultaneously on the audit committee of more than one other public company without the prior approval of the Board.

The members of the Committee shall be appointed by the Board based on recommendations from the nominating and corporate governance committee of the Board. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

III.	Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

A. To (1) select and retain an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements, books, records, accounts, and internal controls over financial reporting (to the extent applicable), subject to ratification by the Company’s stockholders of the selection of the independent auditors, (2) set the compensation of the Company’s independent auditors, (3) oversee the work done by the Company’s independent auditors, and (4) terminate the Company’s independent auditors, if necessary. The independent auditor and each other registered public accounting firm retained by the Committee shall report directly to the Committee.

B. To select, retain, compensate, oversee, and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company.

C. To approve all audit engagement fees and terms; and to pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Committee or if such service falls within available exceptions under SEC rules, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s independent auditors on an on-going basis.

D. Prior to the engagement of any prospective registered public accounting firm, and at least annually thereafter, to obtain and review a written statement by the Company’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm, or their affiliates, and the Company or any of its subsidiaries, or persons in financial oversight roles at the Company or its subsidiaries; and to discuss with the independent auditors the written statement and any relationships or services that may impact the objectivity and independence of the auditors, consistent with applicable PCAOB and SEC rules.

E. At least annually, to evaluate the qualifications, performance, and independence of the Company’s independent auditors, including an evaluation of the lead audit partner; and to ensure the regular rotation of the lead audit partner at the Company’s independent auditors and consider regular rotation of the accounting firm serving as the Company’s independent auditors.

F. To review and discuss with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards (“GAAP”) and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures, and (5) when completed, the results, including significant findings, of the annual audit.

G. To review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, (2) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors, (3) communications between the Company’s independent audit team and their national office with respect to accounting or auditing issues, and (4) other material written communications between the auditors and management.

H. To review and discuss with the Company’s independent auditors and management (1) any audit problems or difficulties, including difficulties encountered by the Company’s independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information), (2) all known and likely misstatements identified during the audit (other than those the auditors believe not to be material), (3) any significant disagreements with management, and (4) management’s response to these problems, difficulties or disagreements; and to resolve any disagreements between the Company’s auditors and management.

I. To review with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

J. To review with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting, and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls, and procedures, and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such processes, controls, and procedures, and review and discuss with management and the Company’s independent auditors any disclosure relating to the Company’s financial reporting processes, internal control over financial reporting, and disclosure controls and procedures, and, to the extent applicable, the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

K. To review and discuss with the Company’s independent auditors any other matters required to be discussed by applicable requirements of the PCAOB and the SEC.

L. To review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements, and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual reports on Form 10-K before the annual reports are filed with the SEC.

M. To recommend to the Board that the audited financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Company’s annual report on Form 10-K and whether the annual report on Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in the Company’s proxy statement.

N. To review and discuss with the Company’s independent auditors and management the Company’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s quarterly reports on Form 10-Q before the quarterly reports are filed with the SEC.

O. To review, discuss with the Company’s independent auditors, and approve the functions of the Company’s internal audit department, including its purpose, authority, organization, responsibilities, budget and staffing, and to review the scope and performance of the department’s internal audit plan, including the results of any internal audits, any reports to management and management’s response to those reports.

P. To review and discuss with management and the Company’s independent auditors: the Company’s earnings press releases, including the type of information to be included and its presentation and the use of any pro forma, adjusted or other non-GAAP financial information, before their release to the public; and any financial information and earnings guidance provided to analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

Q. To set Company hiring policies for employees or former employees of the Company’s independent auditors.

R. To establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

S. To review and discuss with management the risks faced by the Company and the policies, guidelines, and processes by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and cybersecurity risk exposures, and the steps management has taken to monitor and control such exposures.

T. To review the Company’s compliance with applicable laws and regulations and to review and oversee the Company’s policies, procedures and programs designed to promote and monitor legal, ethical and regulatory compliance.

U. To periodically review, oversee, monitor compliance with, and amend (or recommend amendments to the Board), as needed, the Company’s [Compliance Reporting Policy; Investment Policy; Related Party Transactions Policy; and Signatory Authorization and Approval Limits Policy]; as well as such other financial policies and procedures that may be adopted from time to time.

V. To review, with the Chief Legal Officer and, as applicable, outside legal counsel, certain legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries that could have a significant impact on the Company’s financial statements.

W. To review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, and to develop policies and procedures for the Committee’s approval of related party transactions. The Committee shall also review, and keep the Company’s independent auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company; and to review and discuss with the Company’s independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.

IV.	Outside Advisors

The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to the Company’s independent auditors, any other accounting firm engaged to perform services for the Company, any outside counsel and any other advisors to the Committee, and for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of any outside counsel or other advisors engaged by the Committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter.

The Committee may conduct or authorize investigations into any matters within the scope of the duties and responsibilities delegated to the Committee.

V.	Structure and Operations

The Board shall designate a member of the Committee as the chairperson.

The Committee shall meet at least once during each fiscal quarter at such times and places as it deems necessary to fulfill its responsibilities.

The Committee shall report regularly to the Board on its discussions and actions, including any significant issues or concerns that arise at its meetings, and shall make recommendations to the Board as appropriate. The Committee shall be governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall meet separately, and periodically, with management, with the internal auditor (if any), and with representatives of the Company’s independent auditors, and shall invite such individuals to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such individuals present.

The Committee shall have full access to all books, records, facilities, and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge their responsibilities hereunder.

The Committee shall review this Charter at least annually and recommend any proposed changes and updates to the Board for approval.

VI.	Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

VII.	Performance Evaluation

The Committee shall conduct an annual evaluation of the performance of its duties under this Charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.